UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

SUSSEX BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-12569	22-3475473
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Enterprise Dr.

Rockaway, New Jersey 07866

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (844) 256-7328

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 16, 2017, Sussex Bancorp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offering (the “Offering”) of 1,136,363 shares, of the Company’s common stock, no par value per share (the “Common Stock”). The Company has granted the Underwriters a 30-day option to purchase up to an additional 113,636 shares of its Common Stock, which was exercised in full by the Underwriters on June 16, 2017. The closing of the Offering occurred on June 21, 2017. The Company intends to use the net proceeds from the Offering for general corporate purposes. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 16, by and between Sussex Bancorp and Keefe, Bruyette & Woods, Inc., as Representative of the several Underwriters

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 filed herewith)

99.1	Press Release, dated June 16, 2017

99.2	Press Release, dated June 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSEX BANCORP

Date: June 21, 2017	By:	/s/ Steven M. Fusco
Steven M. Fusco
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 16, by and between Sussex Bancorp and Keefe, Bruyette & Woods, Inc., as Representative of the several Underwriters

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 filed herewith)

99.1	Press Release, dated June 16, 2017

99.2	Press Release, dated June 21, 2017